CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Second Quarter 2021 Net Income

Indiana, Pa. - July 22, 2021 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio and Upstate New York, announced net income of $28.4 million, or $0.72 per diluted share, for the second quarter of 2021 compared to net income of $31.9 million, or $0.81 per diluted share, for the first quarter of 2021, and a net loss of ($33.1) million, or ($0.85) per diluted share, for the second quarter of 2020. A loss of $58.7 million was recognized during the second quarter of 2020 related to a customer fraud resulting from a check kiting scheme. This fraud loss reduced net income by $46.3 million, or $1.19 per diluted share, resulting in a net loss for the second quarter of 2020.

New Chief Executive Officer

Christopher J. McComish has been appointed as the company's chief executive officer, effective August 23, 2021. Chris McComish has over 30 years of financial service experience, providing executive leadership to consumer banking, commercial banking, and wealth management businesses. He has a strong track record of driving growth and transformation while enhancing both digital and human customer engagement. Most recently, Chris served as senior executive vice president of TCF Bank, leading all consumer banking lines of business as well as business banking and wealth management. Prior to TCF, he served as president and CEO of Scottrade Bank, the banking subsidiary of Scottrade Financial Services, Inc. In addition, he served as the head of personal banking and then as chief operating officer for personal and commercial banking at BMO Harris Bank. He began his career at Wachovia Bank, where he spent over 20 years in various regional and line of business leadership roles.

"I am honored to have the opportunity to partner with Chris to lead this great organization," said David Antolik, president and interim chief executive officer. "Chris's experience in executive leadership roles in banking combined with my 30 plus years of experience at S&T puts us in a position of strength to move our company forward."

Second Quarter of 2021 Highlights:

•Christopher McComish has been appointed as the chief executive officer, effective August 23, 2021.
•Return on average assets (ROA) of 1.21%, return on average equity (ROE) of 9.65%, return on average tangible equity (ROTE) (non-GAAP) of 14.41% and pre-tax pre-provision income to average assets (PTPP) (non-GAAP) of 1.61%.
•Net interest margin (FTE) (non-GAAP) decreased 31 basis points to 3.16% compared to 3.47% for the first quarter of 2021 primarily due to higher cash balances and a lower Paycheck Protection Program (PPP) contribution.
•Ex-PPP portfolio loans decreased $12.7 million and total portfolio loans decreased $175.8 million compared to March 31, 2021.
•Deposits increased $139.2 million to $8.0 billion at June 30, 2021 compared to March 31, 2021.
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S&T Earnings Release -2

•The allowance for credit losses to total portfolio loans was 1.56% at June 30, 2021 compared to 1.60% at March 31, 2021.
•S&T's Board of Directors declared a $0.28 per share dividend which was consistent with the $0.28 per share dividend declared in the same period in the prior year.

"We continue to see positive signs of a recovery across all of our markets," said David Antolik. "Customer activity has increased substantially and our loan pipeline exceeds pre-pandemic levels making us optimistic about our growth prospects for the second half of 2021."

Net Interest Income

Net interest income decreased $2.4 million to $68.3 million for the second quarter of 2021 compared to $70.7 million for the first quarter of 2021. The decrease in net interest income was primarily due to a lower contribution from PPP and lower average loan balances ex-PPP. The PPP contribution decreased $1.7 million to $4.1 million for the second quarter of 2021 compared to $5.8 million in the first quarter of 2021. Average portfolio loans ex-PPP decreased $123.1 million compared to the first quarter of 2021. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) decreased 31 basis points to 3.16% compared to 3.47% in the prior quarter. The decline in NIM (FTE) (non-GAAP) was due to a higher average cash balance (18 basis points), a lower PPP contribution (8 basis points) and lower loan yields (7 basis points). Partially offsetting these declines were lower costing liabilities which increased NIM (FTE) (Non-GAAP) by 5 basis points.

Asset Quality

The provision for credit losses decreased $0.5 million to $2.6 million for the second quarter of 2021 compared to $3.1 million in the first quarter of 2021. Net loan charge-offs were $7.5 million for the second quarter of 2021 compared to $5.8 million in the first quarter of 2021. Total nonperforming loans decreased $22.6 million to $112.6 million, or 1.61% of total loans, at June 30, 2021 compared to $135.2 million, or 1.88% of total loans at March 31, 2021. The allowance for credit losses was 1.56% of total portfolio loans as of June 30, 2021 compared to 1.60% at March 31, 2021. The allowance for credit losses was 1.64% of total portfolio ex-PPP loans at June 30, 2021 compared to 1.72% at March 31, 2021.

Noninterest Income and Expense

Noninterest income decreased $1.8 million to $15.4 million in the second quarter of 2021 compared to
$17.2 million in the first quarter of 2021. Mortgage banking income decreased $2.6 million due to a lower volume of loans sold and a decrease in the mortgage servicing rights valuation. Debit and credit card fees were strong with a $0.6 million increase compared to the prior quarter.

Noninterest expense increased $0.2 million to $45.8 million for the second quarter of 2021 compared to $45.6 million in the first quarter of 2021. Salaries and employee benefits increased $1.2 million due to annual merit increases and higher incentives.

Financial Condition

Total assets increased $166.9 million to $9.5 billion at June 30, 2021 compared to $9.3 billion at March 31, 2021. Cash increased $313.8 million to $985.3 million at June 30, 2021 compared to March 31, 2021 due to PPP forgiveness and an increase in deposits as a result of stimulus programs. Total portfolio loans decreased
$175.8 million compared to March 31, 2021. PPP originations were $31.1 million and PPP forgiveness was $194.2 million during the second quarter of 2021. Loan activity continues to be impacted by the pandemic. Deposits increased $139.2 million with a favorable mix of higher deposits across all categories except certificates of deposits. S&T continues to maintain a strong capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release -3

Dividend

The Board of Directors of S&T declared a $0.28 per share cash dividend on July 19, 2021. This is unchanged from the same period in the prior year. The dividend is payable August 19, 2021 to shareholders of record on August 5, 2021.

Conference Call

S&T will host its second quarter 2021 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 22, 2021. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2021 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until July 29, 2021, by dialing 1.877.481.4010; the Conference ID is 41690.

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.5 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.

This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance, for example, our adoption of CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider;
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S&T Earnings Release -4

our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2020, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2021	2021	2020
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$66,942	$70,232	$75,498
Investment Securities:
Taxable	3,793	3,563	3,791
Tax-exempt	690	813	959
Dividends	152	173	231
Total Interest and Dividend Income	71,577	74,781	80,479

INTEREST EXPENSE
Deposits	2,652	3,481	9,227
Borrowings and junior subordinated debt securities	621	641	1,104
Total Interest Expense	3,273	4,122	10,331

NET INTEREST INCOME	68,304	70,659	70,148
Provision for credit losses	2,561	3,137	86,759
Net Interest Income After Provision for Credit Losses	65,743	67,522	(16,611)

NONINTEREST INCOME
Net gain on sale of securities	29	—	142
Debit and credit card	4,744	4,162	3,612
Service charges on deposit accounts	3,642	3,474	2,805
Wealth management	3,167	2,944	2,585
Mortgage banking	1,734	4,310	2,623
Commercial loan swap income	299	95	945
Other	1,809	2,251	2,511
Total Noninterest Income	15,424	17,236	15,224

NONINTEREST EXPENSE
Salaries and employee benefits	24,515	23,327	21,419
Data processing and information technology	3,787	4,225	3,585
Occupancy	3,434	3,827	3,437
Furniture, equipment and software	2,402	2,640	3,006
Other taxes	1,832	1,436	1,604
Professional services and legal	1,637	1,531	1,932
Marketing	996	1,322	979
FDIC insurance	924	1,046	1,048
Other	6,302	6,226	6,468
Total Noninterest Expense	45,829	45,580	43,478
Income (Loss) Before Taxes	35,338	39,178	(44,865)
Income tax expense (benefit)	6,971	7,276	(11,793)
Net Income (Loss)	$28,367	$31,902	($33,072)

Per Share Data
Shares outstanding at end of period	39,345,719	39,268,359	39,263,460
Average shares outstanding - diluted	39,048,971	39,021,208	39,013,161
Diluted earnings (loss) per share	$0.72	$0.81	($0.85)
Dividends declared per share	$0.28	$0.28	$0.28
Dividend yield (annualized)	3.58%	3.34%	4.78%
Dividends paid to net income	38.74%	34.40%	NM
Book value	$30.21	$29.75	$28.93
Tangible book value (1)	$20.57	$20.08	$19.22
Market value	$31.30	$33.50	$23.45
Profitability Ratios (Annualized)
Return on average assets	1.21%	1.42%	(1.41%)
Return on average shareholders' equity	9.65%	11.15%	(11.17%)
Return on average tangible shareholders' equity (2)	14.41%	16.78%	(16.19%)
Pre-tax pre-provision income / average assets(3)	1.61%	1.89%	1.79%
Efficiency ratio (FTE) (4)	54.37%	51.47%	50.51%
NM - Not Meaningful
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2021	2020
INTEREST AND DIVIDEND INCOME
Loans, including fees	$137,174	$157,549
Investment Securities:
Taxable	7,356	8,074
Tax-exempt	1,503	1,762
Dividends	325	684
Total Interest and Dividend Income	146,358	168,069

INTEREST EXPENSE
Deposits	6,133	24,565
Borrowings and junior subordinated debt securities	1,263	3,320
Total Interest Expense	7,396	27,885

NET INTEREST INCOME	138,962	140,184
Provision for credit losses	5,699	106,809
Net Interest Income After Provision for Credit Losses	133,263	33,375

NONINTEREST INCOME
Net gain on sale of securities	29	142
Debit and credit card	8,906	3,859
Service charges on deposit accounts	7,116	6,814
Wealth management	6,111	4,949
Mortgage banking	6,044	7,093
Commercial loan swap income	393	3,429
Other	4,062	1,341
Total Noninterest Income	32,661	27,627

NONINTEREST EXPENSE
Salaries and employee benefits	47,842	42,754
Data processing and information technology	8,012	7,453
Occupancy	7,261	7,202
Furniture, equipment and software	5,042	5,525
Other taxes	3,268	3,205
Professional services and legal	3,168	2,980
Marketing	2,318	2,090
FDIC insurance	1,970	1,818
Merger related expenses	—	2,342
Other	12,528	14,500
Total Noninterest Expense	91,409	89,869

Income (Loss) Before Taxes	74,515	(28,867)
Income tax expense (benefit)	14,247	(9,026)

Net Income (Loss)	$60,268	($19,841)

Per Share Data
Average shares outstanding - diluted	39,034,808	39,142,351
Diluted earnings (loss) per share	$1.54	($0.51)
Dividends declared per share	$0.56	$0.56
Dividends paid to net income	36.44%	NM

Profitability Ratios (annualized)
Return on average assets	1.31%	(0.44%)
Return on average shareholders' equity	10.39%	(3.35%)
Return on average tangible shareholders' equity (5)	15.57%	(4.68%)
Pre-tax pre-provision income / average assets (6)	1.75%	1.72%
Efficiency ratio (FTE) (7)	52.89%	51.68%
NM - Not Meaningful

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2021	2021	2020
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$985,278	$671,429	$351,365
Securities, at fair value	840,375	817,299	804,366
Loans held for sale	7,648	12,794	14,259
Commercial loans:
Commercial real estate	3,246,533	3,284,555	3,345,513
Commercial and industrial	1,774,358	1,931,711	2,140,355
Commercial construction	478,153	460,417	459,264
Total Commercial Loans	5,499,044	5,676,683	5,945,132
Consumer loans:
Residential mortgage	859,329	881,245	971,023
Home equity	547,658	530,350	539,519
Installment and other consumer	88,210	80,646	79,816
Consumer construction	13,110	14,244	13,068
Total Consumer Loans	1,508,307	1,506,485	1,603,426
Total Portfolio Loans	7,007,351	7,183,168	7,548,558
Allowance for credit losses	(109,636)	(115,101)	(114,609)
Total Portfolio Loans, Net	6,897,715	7,068,067	7,433,949
Federal Home Loan Bank and other restricted stock, at cost	10,106	12,199	15,151
Goodwill	373,424	373,424	373,289
Other assets	381,286	373,767	481,917
Total Assets	$9,495,832	$9,328,979	$9,474,296

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,668,833	$2,539,594	$2,250,958
Interest-bearing demand	979,300	976,225	1,055,261
Money market	2,047,254	2,002,857	2,121,588
Savings	1,050,256	1,036,927	916,268
Certificates of deposit	1,269,621	1,320,425	1,523,841
Total Deposits	8,015,264	7,876,028	7,867,916

Borrowings:
Securities sold under repurchase agreements	68,587	67,417	92,159
Short-term borrowings	—	—	84,541
Long-term borrowings	22,969	23,282	49,489
Junior subordinated debt securities	64,113	64,097	64,053
Total Borrowings	155,669	154,796	290,242
Other liabilities	136,166	129,877	180,361
Total Liabilities	8,307,099	8,160,701	8,338,519

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,188,733	1,168,278	1,135,777
Total Liabilities and Shareholders' Equity	$9,495,832	$9,328,979	$9,474,296

Capitalization Ratios
Shareholders' equity / assets	12.52%	12.52%	11.99%
Tangible common equity / tangible assets (8)	8.88%	8.81%	8.30%
Tier 1 leverage ratio	9.52%	9.71%	8.89%
Common equity tier 1 capital	11.98%	11.84%	10.70%
Risk-based capital - tier 1	12.40%	12.26%	11.10%
Risk-based capital - total	14.00%	13.93%	12.74%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2021		2021		2020
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$785,465	0.09%	$302,219	0.09%	$163,019	0.08%
Securities, at fair value	826,861	2.19%	782,118	2.34%	785,229	2.56%
Loans held for sale	4,353	3.01%	6,360	2.83%	9,931	3.08%
Commercial real estate	3,251,894	3.69%	3,253,641	3.76%	3,389,616	4.23%
Commercial and industrial	1,890,538	3.90%	1,957,459	4.31%	2,200,148	3.61%
Commercial construction	462,928	3.34%	485,269	3.37%	430,912	3.75%
Total Commercial Loans	5,605,359	3.73%	5,696,369	3.91%	6,020,676	3.97%
Residential mortgage	863,254	4.17%	897,427	4.22%	976,916	4.20%
Home equity	535,933	3.50%	532,708	3.65%	543,770	3.69%
Installment and other consumer	84,259	6.05%	79,907	6.33%	79,944	6.34%
Consumer construction	13,264	6.39%	15,908	4.79%	12,758	4.58%
Total Consumer Loans	1,496,710	4.06%	1,525,950	4.14%	1,613,388	4.14%
Total Portfolio Loans	7,102,069	3.80%	7,222,319	3.96%	7,634,064	4.00%
Total Loans	7,106,422	3.80%	7,228,679	3.96%	7,643,995	4.00%
Federal Home Loan Bank and other restricted stock	10,529	4.51%	11,242	4.94%	19,709	3.75%
Total Interest-earning Assets	8,729,277	3.31%	8,324,259	3.67%	8,611,952	3.80%
Noninterest-earning assets	704,635		756,273		817,767
Total Assets	$9,433,911		$9,080,532		$9,429,719

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$998,134	0.09%	$895,891	0.10%	$1,033,905	0.24%
Money market	2,037,976	0.18%	1,968,779	0.19%	2,076,483	0.50%
Savings	1,044,899	0.03%	995,228	0.06%	887,357	0.07%
Certificates of deposit	1,291,194	0.45%	1,344,604	0.65%	1,560,885	1.51%
Total Interest-bearing Deposits	5,372,203	0.20%	5,204,503	0.27%	5,558,630	0.67%
Securities sold under repurchase agreements	67,838	0.10%	64,653	0.15%	85,302	0.25%
Short-term borrowings	0	—%	25,556	0.19%	178,273	0.38%
Long-term borrowings	23,113	2.01%	23,471	2.00%	49,774	2.53%
Junior subordinated debt securities	64,103	3.06%	64,088	3.09%	64,044	3.58%
Total Borrowings	155,054	1.61%	177,768	1.46%	377,393	1.18%
Total Interest-bearing Liabilities	5,527,256	0.24%	5,382,271	0.31%	5,936,023	0.70%
Noninterest-bearing liabilities	2,727,653		2,538,149		2,302,676
Shareholders' equity	1,179,002		1,160,113		1,191,020
Total Liabilities and Shareholders' Equity	$9,433,911		$9,080,532		$9,429,719

Net Interest Margin (9)		3.16%		3.47%		3.31%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	Six Months Ended June 30,
(dollars in thousands)	2021		2020
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$545,177	0.09%	$131,332	0.59%
Securities, at fair value	804,613	2.26%	786,043	2.55%
Loans held for sale	5,351	2.90%	5,899	3.19%
Commercial real estate	3,252,763	3.72%	3,399,150	4.48%
Commercial and industrial	1,923,813	4.10%	1,975,913	4.02%
Commercial construction	474,037	3.36%	408,638	4.19%
Total Commercial Loans	5,650,613	3.82%	5,783,701	4.30%
Residential mortgage	880,246	4.20%	983,891	4.19%
Home equity	534,329	3.58%	541,981	4.26%
Installment and other consumer	82,095	6.19%	79,812	6.67%
Consumer construction	14,578	5.52%	11,633	4.59%
Total Consumer Loans	1,511,249	4.10%	1,617,317	4.34%
Total Portfolio Loans	7,161,862	3.88%	7,401,018	4.31%
Total Loans	7,167,213	3.88%	7,406,917	4.31%
Federal Home Loan Bank and other restricted stock	10,884	4.73%	21,655	5.47%
Total Interest-earning Assets	8,527,887	3.49%	8,345,947	4.09%
Noninterest-earning assets	730,117		752,576
Total Assets	$9,258,003		$9,098,523

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$947,295	0.10%	$987,968	0.41%
Money market	2,003,569	0.18%	2,035,124	0.88%
Savings	1,020,201	0.04%	859,171	0.15%
Certificates of deposit	1,317,751	0.55%	1,581,104	1.66%
Total Interest-bearing deposits	5,288,816	0.23%	5,463,367	0.90%
Securities sold under repurchase agreements	66,254	0.13%	58,046	0.33%
Short-term borrowings	12,707	0.19%	232,319	1.14%
Long-term borrowings	23,291	2.01%	50,809	2.53%
Junior subordinated debt securities	64,095	3.07%	64,120	3.99%
Total Borrowings	166,348	1.53%	405,294	1.65%
Total Interest-bearing Liabilities	5,455,164	0.27%	5,868,661	0.96%
Noninterest-bearing liabilities	2,633,219		2,039,565
Shareholders' equity	1,169,620		1,190,297
Total Liabilities and Shareholders' Equity	$9,258,003		$9,098,523

Net Interest Margin (10)		3.31%		3.42%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2021		2021		2020
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$82,050	2.53%	$98,606	3.00%	$61,643	1.84%
Commercial and industrial	16,997	0.96%	18,145	0.94%	8,484	0.40%
Commercial construction	384	0.08%	384	0.08%	1,504	0.33%
Commercial Loan Held for Sale	—	—%	2,798	NM	—	—%
Total Nonperforming Commercial Loans	99,431	1.81%	119,933	2.11%	71,631	1.20%
Consumer loans:
Residential mortgage	9,917	1.15%	11,737	1.33%	14,649	1.51%
Home equity	3,150	0.58%	3,441	0.65%	3,814	0.71%
Installment and other consumer	121	0.14%	100	0.12%	19	0.02%
Total Nonperforming Consumer Loans	13,188	0.87%	15,278	1.01%	18,482	1.14%
Total Nonperforming Loans	$112,619	1.61%	$135,211	1.88%	$90,113	1.19%
NM-Not Meaningful

	2021	2021	2020
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$8,737	$6,532	$63,304
Recoveries	(1,264)	(721)	(231)
Net Loan Charge-offs (Recoveries)	$7,473	$5,812	$63,072

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	$—	$58,671
Commercial real estate	6,595	698	5,588
Commercial and industrial	795	4,913	3,060
Commercial construction	(2)	(1)	(19)
Total Commercial Loan Charge-offs (Recoveries)	7,388	5,610	67,300
Consumer loans:
Residential mortgage	(57)	71	74
Home equity	10	232	16
Installment and other consumer	132	(102)	682
Total Consumer Loan Charge-offs (Recoveries)	85	202	772
Total Net Loan Charge-offs (Recoveries)	$7,473	$5,812	$68,072

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	Six Months Ended June 30,
(dollars in thousands)	2021	2020
Loan Charge-offs (Recoveries)
Charge-offs	$15,270	$79,749
Recoveries	(1,985)	(520)
Net Loan Charge-offs (Recoveries)	$13,285	$79,229

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	$58,671
Commercial real estate	7,293	6,016
Commercial and industrial	5,708	13,325
Commercial construction	(3)	(21)
Total Commercial Loan Charge-offs/(Recoveries)	12,998	77,991
Consumer loans:
Residential mortgage	15	93
Home equity	242	97
Installment and other consumer	30	1,048
Total Consumer Loan Charge-offs (Recoveries)	287	1,238
Total Net Loan Charge-offs (Recoveries)	$13,285	$79,229

	2021	2021	2020
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$112,619	$135,211	$90,113
OREO	1,145	1,620	2,740
Nonperforming assets	113,764	136,831	92,853
Troubled debt restructurings (nonaccruing)	20,650	29,983	31,755
Troubled debt restructurings (accruing)	14,321	17,916	15,536
Total troubled debt restructurings	34,971	47,899	47,291
Nonperforming loans / total loans	1.61%	1.88%	1.19%
Nonperforming assets / total loans plus OREO	1.62%	1.90%	1.23%
Allowance for credit losses / total portfolio loans	1.56%	1.60%	1.52%
Allowance for credit losses / total portfolio loans excluding PPP	1.64%	1.72%	NA
Allowance for credit losses / nonperforming loans	97%	85%	127%
Net loan charge-offs (recoveries)	$7,473	$5,812	$68,072
Net loan charge-offs (recoveries)(annualized) / average loans	0.43%	0.33%	3.58%
NA = Not Applicable

	Six Months Ended June 30,
(dollars in thousands)	2021	2020
Asset Quality Data
Net loan charge-offs (recoveries)	$13,285	$79,229
Net loan charge-offs (recoveries)(annualized) / average loans	0.37%	2.15%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2021	2021	2020
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,188,733	$1,168,278	$1,135,777
Less: goodwill and other intangible assets, net of deferred tax liability	(379,563)	(379,911)	(380,986)
Tangible common equity (non-GAAP)	$809,170	$788,367	$754,791
Common shares outstanding	39,346	39,268	39,263
Tangible book value (non-GAAP)	$20.57	$20.08	$19.22

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (loss) (annualized)	$113,778	$129,378	($133,016)
Plus: amortization of intangibles (annualized), net of tax	1,395	1,464	2,072
Net income before amortization of intangibles (annualized)	$115,173	$130,842	($130,944)

Average total shareholders' equity	$1,179,002	$1,160,113	$1,191,020
Less: average goodwill and other intangible assets, net of deferred tax liability	(379,784)	(380,144)	(382,081)
Average tangible equity (non-GAAP)	$799,218	$779,969	$808,939
Return on average tangible shareholders' equity (non-GAAP)	14.41%	16.78%	(16.19%)

(3) PTPP / Average Assets (non-GAAP)
Income (loss) before taxes	$35,338	$39,178	($44,865)
Plus: Provision for credit losses	2,561	3,137	86,759
Total	37,899	42,315	41,894
Total (annualized) (non-GAAP)	$152,012	$171,611	$168,497
Average assets	$9,433,911	$9,080,532	$9,429,719
PTPP / Average Assets (non-GAAP)	1.61%	1.89%	1.79%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$45,829	$45,580	$43,478
Net interest income per consolidated statements of net income	$68,304	$70,659	$70,148
Plus: taxable equivalent adjustment	585	664	847
Net interest income (FTE) (non-GAAP)	68,889	71,323	70,995
Noninterest income	15,424	17,236	15,224
Less: net (gains) losses on sale of securities	(29)	—	(142)
Net interest income (FTE) (non-GAAP) plus noninterest income	$84,284	$88,560	$86,077
Efficiency ratio (non-GAAP)	54.37%	51.47%	50.51%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Six Months Ended June 30,
(dollars in thousands)	2021	2020

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (loss) (annualized)	$121,535	($39,900)
Plus: amortization of intangibles (annualized), net of tax	1,429	2,040
Net income before amortization of intangibles (annualized)	$122,964	($37,860)

Average total shareholders' equity	$1,169,620	$1,190,297
Less: average goodwill and other intangible assets, net of deferred tax liability	(379,963)	(380,935)
Average tangible equity (non-GAAP)	$789,657	$809,362
Return on average tangible shareholders' equity (non-GAAP)	15.57%	(4.68%)

(6) PTPP / Average Assets (non-GAAP)
Income (loss) before taxes	$74,515	($28,867)
Plus: Provision for credit losses	5,699	106,809
Total	80,214	77,942
Total (annualized) (non-GAAP)	$161,758	$156,741
Average assets	$9,258,003	$9,098,523
PTPP / Average Assets (non-GAAP)	1.75%	1.72%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$91,409	$89,869
Less: merger related expenses	—	(2,342)
Noninterest expense excluding nonrecurring items	$91,409	$87,527

Net interest income per consolidated statements of net income	$138,962	$140,184
Plus: taxable equivalent adjustment	1,249	1,697
Net interest income (FTE) (non-GAAP)	140,211	141,881
Noninterest income	32,661	27,627
Less: net (gains) losses on sale of securities	(29)	(142)
Net interest income (FTE) (non-GAAP) plus noninterest income	$172,843	$169,366
Efficiency ratio (non-GAAP)	52.89%	51.68%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$146,358	$168,069
Less: interest expense	(7,396)	(27,885)
Net interest income per consolidated statements of net income	138,962	140,184
Plus: taxable equivalent adjustment	1,249	1,697
Net interest income (FTE) (non-GAAP)	$140,211	$141,881
Net interest income (FTE) (annualized)	$282,746	$285,321
Average interest-earning assets	$8,527,886	$8,345,947
Net interest margin - (FTE) (non-GAAP)	3.31%	3.42%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2021	2021	2020
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter

(8) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,188,733	$1,168,278	$1,135,777
Less: goodwill and other intangible assets, net of deferred tax liability	(379,563)	(379,911)	(380,986)
Tangible common equity (non-GAAP)	$809,170	$788,367	$754,791

Total assets	$9,495,832	$9,328,979	$9,474,296
Less: goodwill and other intangible assets, net of deferred tax liability	(379,563)	(379,911)	(380,986)
Tangible assets (non-GAAP)	$9,116,268	$8,949,068	$9,093,310
Tangible common equity to tangible assets (non-GAAP)	8.88%	8.81%	8.30%

(9) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$71,577	$74,781	$80,479
Less: interest expense	(3,273)	(4,122)	(10,331)
Net interest income per consolidated statements of net income	68,304	70,659	70,148
Plus: taxable equivalent adjustment	585	664	847
Net interest income (FTE) (non-GAAP)	$68,889	$71,323	$70,995
Net interest income (FTE) (annualized)	$276,313	$289,253	$285,540
Average interest- earning assets	$8,729,277	$8,324,259	$8,611,952
Net interest margin (FTE) (non-GAAP)	3.16%	3.47%	3.31%

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